SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Nicholas Equity Income Fund, Inc.
For the period ended 03/31/2005
File No. 811-08062

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive Proxy Statement used in connection with the Nicholas Equity
Income Fund, Inc., Special Meeting of Shareholders on October 29, 2004 was filed with the Securities and Exchange Commission on September 19, 2004 and is hereby incorporated by reference.

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The following proposals and voting results pertain to Nicholas Equity Income
Fund, Inc. (the Company). Shareholders of record on August 12, 2004 were entitled to vote on the proposals shown below. The shareholders approved all proposals.

PROPOSAL 1
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Election of Four Directors

	DIRECTORS                        VOTES FOR             VOTES WITHHELD
	A. Nicholas    			 1,659,666		    6,132
	R. Bock        			 1,660,851                  4,947
	T. Reiland	                 1,659,597                  6,201
	J. Robertson                     1,660,851                  4,947


PROPOSAL 2(a)
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Proposal to authorize the Board of Directors to classify or reclassify unissued shares of the Fund's common stock

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	1,591,338          24,610          8,309          41,541



PROPOSAL 2(b)
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Proposal to provide that the vote of a majority of the votes entitled to be cast with respect to an action is required to take or authorize such action

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	1,593,132          22,816          8,309          41,541



PROPOSAL 2(c)
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Proposal to establish the quorum requirement of the Fund

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	1,591,348          24,600          8,309          41,541



PROPOSAL 2(d)
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Proposal to set forth a provision providing for the indemnification by the Fund of the Fund's officers and directors to the extent permitted by applicable law

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	1,590,982          24,966          8,309          41,541



PROPOSAL 3
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Proposal to permit the Board of Directors to amend the Fund's bylaws

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	1,591,582          21,802          10,874          41,541


PROPOSAL 4
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Changes to Certain Investment Restrictions



                                                                     FOR            AGAINST         ABSTAIN     BROKER NONVOTE
4(a) trading on margin, participating in joint trading
      accounts, short selling, underwriting and lending           1,580,552          33,659          10,046         41,541
4(b) real estate and commodity investment                         1,583,832          30,379          10,046         41,541
4(c) borrowing and issuing senior securities                      1,580,318          33,893          10,046         41,541
4(d) investing for management or control                          1,583,673          30,538          10,046         41,541
4(e) issuer diversification                                       1,584,791          29,217          10,249         41,541
4(f) industry concentration                                       1,584,791          29,217          10,249         41,541
4(g) pledging of Fund assets                                      1,580,834          33,174          10,249         41,541


PROPOSAL 5
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Proposal to ratify the appointment by the Board of Directors of Ernst &
Young LLP as independent registered public accounting firm of the Fund for fiscal year 2005

           FOR            AGAINST         ABSTAIN
	1,658,792          2,434           4,572